CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment Number 2 to the Registration Statement on Form SB-2 for Balance Living, Inc., of our report dated April 7, 1999, relating to the December 31, 1998 financial statements of Balanced Living, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

May 13, 1999
Salt Lake City, Utah